As Filed with the Securities and Exchange Commission on August 27, 2007
Post-Effective Amendment to Registration Statement on Form S-1 (Registration No. 333-116019)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment
To Form S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GUIDELINE, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2670985 (I.R.S. Employer Identification No.)
625 Avenue of the Americas
New York, NY 10011
(Address of Principal Executive Offices)

Marc Litvinoff
Chief Executive Officer
Guideline, Inc.
625 Avenue of the Americas
New York, NY 10011
(212) 645-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
John R. Houston, Esq.
Robins, Kaplan, Miller & Ciresi L.L.P.
2800 LaSalle Plaza
800 LaSalle Avenue
Minneapolis, MN 55402
612.349.8500

Deregistration of Securities
     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Guideline, Inc. (the “Company”) hereby withdraws from registration under this Post-Effective Amendment any and all shares of common stock, par value $.0001 per share, of the Company (“Common Stock”) originally registered under the Registration Statement on Form S-1 (File No. 333-116019) which have not been issued. Following the merger of the Company with Knickerbocker Acquisition Corp., a wholly owned subsidiary of infoUSA Inc., such shares will not be issued or sold.
Signatures
     Pursuant to the requirements of the Securities Act of 1933, as amended, Guideline, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to its Registration Statement on Form S-1 (File No. 333-116019) to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on the 27th day of August, 2007.

GUIDELINE, INC.
By:	/s/ Marc Litvinoff
	Name:	Marc Litvinoff
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-116019) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Litvinoff Name: Marc Litvinoff	Chief Executive Officer [Principal Executive Officer]	August 27, 2007
/s/ Peter Stone Name: Peter Stone	Chief Financial Officer [Principal Financial and Accounting Officer]	August 27, 2007
/s/ Vinod Gupta Name: Vinod Gupta	Director	August 27, 2007
/s/ Fred Vakili Name: Fred Vakili	Director	August 27, 2007
/s/ Stormy Dean Name: Stormy Dean	Director	August 27, 2007